                                                                   EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON,  D. C.  20549
                           --------------------------
                                   FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                           --------------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION  305(b)(2) _______
                           --------------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


                         New York                 13-3818954
              (Jurisdiction of incorporation  (I. R. S. Employer
              if not a U. S. national bank)   Identification No.)

              114 West 47th Street            10036-1532
              New York,  New York             (Zip Code)
              (Address of principal
              executive offices)


                                     None
          (Name, address and telephone number of agent for service)

                           --------------------------
                           JAMES CABLE PARTNERS, L.P.
              (Exact name of obligor as specified in its charter)


                        Delaware                   38-2778219
              (State or other jurisdiction of  (I. R. S. Employer
              incorporation or organization)   Identification No.)

                           --------------------------
                           JAMES CABLE FINANCE CORP.
              (Exact name of obligor as specified in its charter)


                         Michigan                      38-3182724
             (State or other jurisdiction of       (I. R. S. Employer
              incorporation or organization)       Identification No.)

                             As to both obligors:

         710 North Woodward Avenue                      48304
                 Suite 180                            (Zip code)
          Bloomfield Hills, Michigan
   (Address of principal executive offices)



                     10 3/4% Series B Senior Notes due 2004
                     (Title of the indenture securities)

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                                    GENERAL


1. General Information

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

            Federal Reserve Bank of New York (2nd District), New York, New York
               (Board of Governors of the Federal Reserve System)
            Federal Deposit Insurance Corporation, Washington, D.C.
            New York State Banking Department, Albany, New York

     (b) Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2. Affiliations with the Obligor

   If the obligor is an affiliate of the trustee, describe each such affiliation.

         None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

   The obligor is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16. List of Exhibits

    T-1.1  --   Organization Certificate, as amended, issued by the State of New
                York Banking Department to transact business as a Trust
                Company, is incorporated by reference to Exhibit T-1.1 to Form
                T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
                Indenture Reform Act of 1990 (Registration No. 33-97056).

    T-1.2  --   Included in Exhibit T-1.1.

    T-1.3  --   Included in Exhibit T-1.1.


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16. List of Exhibits
    (cont'd)


    T-1.4  --   The By-Laws of United States Trust Company of New York, as
                amended, is incorporated by reference to Exhibit T-1.4 to Form
                T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
                Indenture Reform Act of 1990 (Registration No. 33-97056).

    T-1.6  --   The consent of the trustee required by Section 321(b) of the
                Trust Indenture Act of 1939, as amended by the Trust Indenture
                Reform Act of 1990.

    T-1.7  --   A copy of the latest report of condition of the trustee
                pursuant to law or the requirements of its supervising or examining authority.


NOTE

As of August 22, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 8th of September 1997.

UNITED STATES TRUST COMPANY
     OF NEW YORK, Trustee

By: Louis P. Young
   __________________________
    Louis P. Young
    Vice President

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                                                       EXHIBIT T-1.6

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                              New York, NY  10036


September 8, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
     OF NEW YORK



     __________________________
By:  /S/Gerard F. Ganey
     Senior Vice President

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                                                                EXHIBIT T-1.7



                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                 JUNE 30, 1997
                                 (IN THOUSANDS)


             ASSETS
             ------
             Cash and Due from Banks                   $   83,529

             Short-Term Investments                       259,746

             Securities, Available for Sale               924,165

             Loans                                      1,437,342
             Less:  Allowance for Credit Losses            13,779
                                                       ----------
                 Net Loans                              1,423,563
             Premises and Equipment                        61,515
             Other Assets                                 122,696
                                                       ----------
                 TOTAL ASSETS                          $2,875,214
                                                       ==========

             LIABILITIES
             -----------
             Deposits:
                 Non-Interest Bearing                  $  763,075
                 Interest Bearing                       1,409,017
                                                       ----------
                  Total Deposits                        2,172,092

             Short-Term Credit Facilities                 404,212
             Accounts Payable and Accrued Liabilities     132,213
                                                       ----------
                 TOTAL LIABILITIES                     $2,708,517
                                                       ==========

             STOCKHOLDER'S EQUITY
             --------------------
             Common Stock                                  14,995
             Capital Surplus                               49,541
             Retained Earnings                            100,930
             Unrealized Gains (Losses) on Securities
               Available for Sale, Net of Taxes             1,231
                                                       ----------
             TOTAL STOCKHOLDER'S EQUITY                   166,697
                                                       ----------
               TOTAL LIABILITIES AND
               STOCKHOLDER'S EQUITY                    $2,875,214
                                                       ==========



I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

August 7, 1997